EXHIBIT 10

                               AGREEMENT OF LEASE

                                    BETWEEN

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                  ("LANDLORD")

                                      AND
                         ADVANTA SHARED SERVICES CORP.
                                   ("TENANT")

                                      FOR

                                700 DRESHER ROAD
                          PENNSYLVANIA BUSINESS CAMPUS
                          HORSHAM, PENNSYLVANIA 19044

                                LEASE AGREEMENT
                             (Multi-Tenant Office)

INDEX                                         SECTION                                                  PAGE
-----                                         -------                                                  ----
  1.      Summary of Terms and Certain Definitions...............................................         1
  2.      Premises...............................................................................         2
  3.      Acceptance of Premises.................................................................         2
  4.      Use; Compliance........................................................................         2
  5.      Term...................................................................................         2
  6.      Minimum Annual Rent....................................................................         2
  7.      Operation of Property; Payment of Expenses.............................................         3
  8.      Signs..................................................................................         5
  9.      Alterations and Fixtures...............................................................         5
 10.      Mechanics' Liens.......................................................................         5
 11.      Landlord's Right to Relocate Tenant; Right of Entry....................................         5
 12.      Damage by Fire or Other Casualty.......................................................         6
 13.      Condemnation...........................................................................         6
 14.      Non-Abatement of Rent..................................................................         6
 15.      Indemnification of Landlord............................................................         6
 16.      Waiver of Claims.......................................................................         7
 17.      Quiet Enjoyment........................................................................         7
 18.      Assignment and Subletting..............................................................         7
 19.      Subordination; Mortgagee's Rights......................................................         7
 20.      Recording; Tenant's Certificate........................................................         8
 21       Surrender; Abandoned Property..........................................................         8
 22.      Curing Tenant's Defaults...............................................................         8
 23.      Defaults - Remedies....................................................................         8
 24.      Representations of Tenant..............................................................        10
 25.      Liability of Landlord..................................................................        10
 26.      Interpretation; Definitions............................................................        10
 27.      Notices................................................................................        11
 28.      Security Deposit.......................................................................        11
 29.      PA Additional Remedies.................................................................       R-1
 30.      Delivery of Possession; No Improvements by Landlord; Obligations Before
          Commencement Date; Completion by Tenant................................................       R-1
 31.      Multiple Option to Extend Term.........................................................       R-2
 32.      Guaranty...............................................................................       R-4
 33.      Generator..............................................................................       R-5
 34.      Furniture..............................................................................       R-6
 35.      Parking................................................................................       R-6
 36.      Brokers................................................................................       R-6
 37.      Additional Provisions Relating to Premises.............................................       R-6
 38.      Additional Provisions Relating to Use; Compliance......................................       R-6
 39.      Additional Provisions Relating to Operation of Property; Payment of Expenses...........       R-7
 40.      Additional Provisions Relating to Signs................................................      R-13
 41.      Additional Provisions Relating to Alterations and Fixtures.............................      R-13
 42.      Additional Provisions Relating to Mechanics' Liens.....................................      R-14
 43.      Additional Provisions Relating Landlord's Right to Relocate Tenant; Right of Entry.....      R-14
 44.      Additional Provisions Relating to Damage by Fire or Other Casualty.....................      R-15
 45.      Additional Provisions Relating to Condemnation.........................................      R-15
 46.      Additional Provisions Relating to Non-Abatement of Rent................................      R-16
 47.      Landlord's Indemnification of Tenant...................................................      R-16
 48.      Additional Provisions Relating to Waiver of Claims.....................................      R-16
 49.      Additional Provisions Relating to Assignment and Subletting............................      R-16
 50.      Additional Provisions Relating to Subordination; Mortgagee's Rights....................      R-17
 51.      Additional Provisions Relating to Recording; Tenant's Certificate......................      R-18
 52.      Additional Provisions Relating to Surrender; Abandoned Property........................      R-19
 53.      Additional Provisions Relating to Curing Tenant's Defaults.............................      R-19
 54.      Additional Provisions Relating to Defaults - Remedies..................................      R-19
 55.      Landlord's Representation Regarding Authority..........................................      R-21
 56.      Additional Provisions Relating to Liability of Landlord................................      R-21
 57.      Additional Provisions Relating to Interpretation; Definitions..........................      R-21
 58.      Additional Provisions Relating to Notices..............................................      R-21

 59.      Additional Provisions Relating to Tenant Estoppel Certificate..........................      R-22
 60.      Additional Provisions Relating to Building Rules.......................................      R-22
 61.      Representations and Warranties of Landlord.............................................      R-22

         THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LANDLORD") with its address at 125 Witmer Road, Horsham, PA 19044, and ADVANTA SHARED SERVICES CORP., a Delaware corporation ("TENANT") with an address at Welsh and McKean Roads, Spring House, PA 19477, and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1.       SUMMARY OF TERMS AND CERTAIN DEFINITIONS.

         (a)      "PREMISES":      Approximate rentable square feet:  110,000
                  (Section 2)      Suite:

         (b)      "BUILDING":      Approximate rentable square feet:  110,000
                  (Section 2)      Address:  700 Dresher Road, Horsham, PA 19044

         (c) "TERM": Ninety (90) months plus any partial month from the Commencement Date until the first day of the first full calendar month during the Term.

                  (i)      "POSSESSION DATE": The date of this Lease.

                  (ii) "COMMENCEMENT DATE": The earlier of (a) 90 days after the Possession Date, or (b) the date Tenant occupies the Premises for the conduct of its business.

                  (iii)    "EXPIRATION DATE": See Section 5

         (d)      MINIMUM RENT (Section 6) & OPERATING EXPENSES (Section 7)

                  (i)      "MINIMUM ANNUAL RENT":

MONTH OF TERM       ANNUAL            MONTHLY
-------------       ------            -------
     1-12         $  970,904.66     $ 80,908.72
    13-24         $1,642,622.00     $136,885.16
    25-36         $1,744,301.90     $145,358.49
    37-48         $1,782,389.30     $148,532.44
    49-60         $1,820,476.70     $151,706.39
    61-72         $1,858,564.10     $154,880.34
    73-84         $1,896,651.50     $158,054.29
    85-90                    --     $160,168.36

                  (ii) ESTIMATED "ANNUAL OPERATING EXPENSES": $0.00 (zero and 00/100 Dollars), payable in monthly installments of $0.00 (zero and 00/100 Dollars), subject to adjustment (Section 7(a))

         (e) "PROPORTIONATE SHARE": 100% (Ratio of approximate rentable square feet in the Premises to approximate rentable square feet in the Building).

         (f)      "USE" (Section 4):General office purposes and uses incidental or accessory thereto in the Office Portion
                                    (as hereinafter defined) and general
                                    warehouse purposes, general office purposes and uses incidental or accessory thereto in the Warehouse Portion (as hereinafter defined).

                  (g) "SECURITY DEPOSIT" (Section 28):$0.00 (Zero and 00/100 Dollars).

                  (h) CONTENTS: This lease consists of the Index, pages 1 through 11 containing Sections 1 through 28 and the following, all of which are attached hereto and made a part of this lease:

                            Rider with Sections 29 through 61.

                            Exhibits:    "A" -    Plan showing Premises

                                         "B" -    Commencement Certificate

                                         "C" -    Building Rules

                                         "D" -    Cleaning Schedule

                                         "E" -    Estoppel Certificate

                                         "F" -    Plans

                                         "G" -    Specifications

                                         "H" -    Guaranty

                                         "I" -    List of Furniture

                                         "J" -    Parking Area Expansion Plan

                                         "K" -    Monument Signage

                                         "L" -    Building Signage

                                         "M" -    Form of Landlord Subordination

2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any lobbies, hallways, driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS").

3. ACCEPTANCE OF PREMISES. Tenant has examined and knows the condition of the Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord. Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that the Premises are vacant and Tenant obtains Landlord's prior written consent.

4.       USE; COMPLIANCE.

         (a) PERMITTED USE. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Common Areas for other than their intended use.

         (b) COMPLIANCE. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C", as amended by Landlord from time to time, (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenant's expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

         (c) ENVIRONMENTAL. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

         (d) NOTICE. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5. TERM. The Term of this lease shall commence on the Commencement Date and shall end at 11:59 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "B".

6. MINIMUM ANNUAL RENT. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "LEASE YEAR" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7.       OPERATION OF PROPERTY; PAYMENT OF EXPENSES.

         (a) PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff, provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the annual operating costs to Landlord of operating and maintaining the Property during each calendar year of the Term, which costs may include by way of example rather than limitation: insurance premiums, fees, impositions, costs for repairs, maintenance, service contracts, management and administrative fees, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity, other utility services, janitorial service, trash removal, security services, landscaping and grounds maintenance, and the costs of any other items attributable to operating or maintaining any or all of the Property excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however, that annual operating costs also shall include the annual amortization (over an assumed useful life often years) of the costs (including financing charges) of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses or directly enhancing the safety of tenants in the Building generally. The amount of the Annual Operating Expenses set forth in
Section 1(d) represents Landlord's estimate of Tenant's share of the estimated operating costs during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating costs increase. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease.

                  (i) COMPUTATION OF TENANT'S SHARE OF ANNUAL OPERATING COSTS. After the end of each calendar year of the Term, Landlord shall compute Tenant's share of the annual operating costs described above incurred during such calendar year by (A) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to Tenant or to any other tenant (as the case may be) those specific costs which Tenant or any other tenant has agreed to pay; (B) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to any vacant space those specific costs which were not incurred for such space; and (C) multiplying the adjusted annual operating costs by Tenant's Proportionate Share.

                  (ii) RECONCILIATION. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such annual operating costs for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant shall have the right to inspect the books and records used by Landlord in calculating the annual operating costs within 60 days of receipt of the statement during regular business hours after having given Landlord at least 48 hours prior written notice; provided, however, that Tenant shall make all payments of additional rent without delay, and that Tenant's obligation to pay such additional rent shall not be contingent on any such right.

         (b) IMPOSITIONS. As used in this lease the term "impositions" refers to all levies, taxes (including sales taxes and gross receipt taxes) and assessments, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing, upon or with respect to the Property or any part thereof, or any improvements thereto. Tenant shall pay to Landlord with the monthly payment of Minimum Annual Rent any imposition imposed directly upon this lease or the Rent (defined in Section 7(g)) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein,

                  (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any imposition or an increase in any imposition.

                  (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such imposition allocable to Tenant, unless prohibited by law.

         (c) INSURANCE.

                  (i) PROPERTY. Landlord shall keep in effect insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

                  (ii) LIABILITY. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $2,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

                  (iii) WAIVER OF SUBROGATION. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

                  (iv) INCREASE OF PREMIUMS. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

         (d) REPAIRS AND MAINTENANCE; COMMON AREAS; BUILDING MANAGEMENT.

                  (i) Tenant at its sole expense shall maintain the Premises in a neat and orderly condition.

                  (ii) Landlord, shall make all necessary repairs to the Premises, the Common Areas and any other improvements located on the Property, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time.

                  (iii) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

         (e) UTILITIES.

                  (i) Landlord will furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 a.m. and 6:00 p.m., Monday through Friday (legal holidays excepted). If Tenant shall require electricity or install electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current in excess of 110 volts, which will in any way increase the amount of electricity usually furnished for use as general office space, or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord would be required during periods other than or in addition to business hours referred to above, Tenant will obtain Landlord's prior written approval and will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters, as additional rent promptly upon being billed. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease.

                  (ii) If at any time utility services supplied to the Premises are separately metered, the cost of installing Tenant's meter and the cost of such separately metered utility service shall be paid by Tenant promptly upon being billed.

         (f) JANITORIAL SERVICES. Landlord will provide Tenant with trash removal and janitorial services pursuant to a cleaning schedule attached as Exhibit "D".

         (g) "RENT." The term "RENT" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay al] Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.

8. SIGNS. Landlord, at Landlord's expense, will place Tenant's name and suite number on the Building standard sign and on or beside the entrance door to the Premises. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.

9.       ALTERATIONS AND FIXTURES.

         (a) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.

         (b) Except for non-structural changes which do not exceed $5000 in the aggregate. Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof,
(ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10. MECHANICS' LIENS. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "MECHANIC'S LIEN" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien.

11.      LANDLORD'S RIGHT TO RELOCATE TENANT; RIGHT OF ENTRY.

         (a) Landlord may cause Tenant to relocate from the Premises to a comparable space ("RELOCATION SPACE") within the Building by giving written notice to Tenant at least 60 days in advance, provided that Landlord shall pay for all reasonable costs of such relocation. Such a relocation shall not terminate, modify or otherwise affect this lease except that "Premises" shall refer to the Relocation Space rather than the old location identified in Section 1(a).

         (b) Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12.      DAMAGE BY FIRE OR OTHER CASUALTY.

         (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

         (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

13.      CONDEMNATION.

         (a) TERMINATION. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

         (b) PARTIAL TAKING. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

         (c) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.

         (d) TEMPORARY TAKING. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

14. NON-ABATEMENT OF RENT. Except as otherwise expressly provided as to damage by fire or other casualty in Section 12(b) and as to condemnation in
Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15. INDEMNIFICATION OF LANDLORD. Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.

16. WAIVER OF CLAIMS. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iii).

17. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18.      ASSIGNMENT AND SUBLETTING.

         (a) LIMITATION. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under
Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in all or a portion of the Premises.

         (b) OFFER TO LANDLORD. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

         (c) CONDITIONS. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent:

                  (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

                  (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.

                  (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease,
(B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

                  (iv) Tenant shall pay, within 10 days of receipt of an invoice which shall be no less than $250, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

19.      SUBORDINATION; MORTGAGEE'S RIGHTS.

         (a) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

         (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

         (c) Notwithstanding the provisions of Sections 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20. RECORDING; TENANT'S CERTIFICATE. Tenant shall not record this lease or a memorandum thereof without Landlord's prior written consent. Within 10 days after Landlord's written request from time to time:

         (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "E" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

         (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

21.      SURRENDER; ABANDONED PROPERTY.

         (a) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

         (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

         (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23.      DEFAULTS - REMEDIES.

         (a) DEFAULTS. It shall be an event of default:

                  (i) If Tenant does not pay in full when due any and all Rent;

                  (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

                  (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property other than in the ordinary course of business; or

                  (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

         (b) REMEDIES. Then, and in any such event, Landlord shall have the following rights:

                  (i) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

                  (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

                  (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.

                  (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

         (c) GRACE PERIOD. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

                  (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in Section 22 or in the event of any default enumerated in subsections
(a)(iii) and (iv) of this Section.

                  (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.

                  (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within the 10 days and continues actively and diligently in good faith to completely cure said default.

                  (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

         (d) NON-WAIVER; NON-EXCLUSIVE. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

         (e) COSTS AND ATTORNEYS' FEES. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24. REPRESENTATIONS OF TENANT. Tenant represents to Landlord and agrees that:

         (a) The word "TENANT" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

         (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25. LIABILITY OF LANDLORD. The word "LANDLORD" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26.      INTERPRETATION; DEFINITIONS.

         (a) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

         (b) ENTIRE AGREEMENT. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "INCLUDING" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

         (c) COVENANTS. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply through out the Term unless otherwise expressly set forth herein.

         (d) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.

         (e) SEVERABILITY; GOVERNING LAW. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

         (f) "MORTGAGE" AND "MORTGAGEE." The word "mortgage" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgage, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

         (g) "PERSON." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

27. NOTICES. Any notice or other communications under this lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28. SECURITY DEPOSIT. At the time of signing this lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

                  IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.

                              LANDLORD:
                              LIBERTY PROPERTY LIMITED PARTNERSHIP
Date Signed:                  By: Liberty Property Trust Sole General Partner

February 27, 2003             By: /s/ Ward J. Fitzgerald
                                 -------------------------------------------
                                  Ward J. Fitzgerald
                                  Senior Vice President and Regional Director

                              TENANT:
Date Signed:                  ADVANTA SHARED SERVICES CORP.

February 26, 2003             By: /s/ MARCIA M. WILF
                                 --------------------------------------------
                                 Name: MARCIA M. WILF
                                 Title: Vice President, Corporate Administration

Attest: /s/ Liane Browne
        ----------------
Name:  Liane Browne                        [Corporate Seal]
Title: Asst. Secretary

                                      RIDER

29.      PA Additional Remedies.

         (a) When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, which remains uncured after the expiration of any applicable notice and/or cure period, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

         (b) The warrant to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

         (c) EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, TENANT KNOWINGLY AND EXPRESSLY WAIVES ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.

                              ADVANTA SHARED SERVICES CORP.

                              By:/s/ Marcia M. Wilf
                                 ------------------
                                 Name: Marcia M. Wilf
                                 Title: Vice President, Corporate Administration

30. Delivery of Possession; No Improvements by Landlord; Obligations Before Commencement Date; Completion by Tenant.

         (a) The Premises shall be delivered by Landlord to Tenant on the Possession Date and accepted by Tenant broom clean in "as is" "where is" condition (including the existing furniture therein) and Landlord shall have no obligations whatsoever to improve the Premises for Tenant's use or occupancy.

         (b) Prior to the Commencement Date, Tenant shall abide by the terms and conditions of this lease as if the Term of this lease had already commenced, except that Tenant shall have no obligation to pay the Minimum Annual Rent or any portion thereof until the Commencement Date.

         (c) The Premises shall be completed by Tenant and its contractor(s), at Tenant's sole expense, in accordance with plans to be prepared by Tenant, approved by Landlord and attached hereto as Exhibit "F" (the "Plans") and specifications to be prepared by Tenant, approved by Landlord and attached hereto as Exhibit "G" (the "Specifications"). Landlord shall respond to a written request for approval of the Plans and Specifications within 10 days after receipt thereof and if Landlord fails to timely respond thereto, such approval be deemed granted if Landlord fails to respond to a second written request therefor pursuant to the procedure set forth in Section 41(e) below within three (3) business days after Landlord's receipt of such second written request. In connection with the alterations Tenant intends to make to the Premises in accordance with the Plans and Specifications (the "Tenant Improvements"), Tenant shall comply with Sections 9 and 10 of this lease and the following conditions:

                  (i) Prior to commencement of construction of the Tenant Improvements, Tenant shall deliver to Landlord a certificate of insurance for Tenant's general contractor evidencing adequate insurance coverage and naming Landlord and Landlord's agent as additional insureds.

                  (ii) Prior to commencement of construction, Tenant shall deliver to Landlord a true and correct copy of a Waiver of Liens filed by Tenant's general contractor with the Prothonotary of Montgomery County.

                  (iii) In addition to the right of Landlord and its Agents to inspect the Premises set forth in Section 11 of this lease, Landlord and its Agents shall have the right to conduct a walk-through inspection of the Premises as completed by Tenant.

                  (iv) The warranties from Tenant's contractor(s) shall be for the benefit of Landlord as well as Tenant and Tenant shall deliver such warranties to Landlord upon receipt.

                  (v) All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Laws and Requirements. Tenant shall deliver to Landlord copies of all certificates of occupancy, permits and licenses required to be issued by any authority in connection with Tenant's construction.

         (d) Within 30 days after the later of (i) the Commencement Date, or (ii) receipt by Landlord of bona fide invoices therefor, Landlord shall reimburse Tenant for the lesser of (A) all documented out-of-pocket costs incurred by Tenant in connection with the design and construction of the Tenant Improvements, or (B) $1,183,882.00.

31.      Multiple Option to Extend Term

         (a) Provided that Landlord has not given Tenant notice of default more than two (2) times in the immediately preceding twelve (12) month period, that there then exists no event of default by Tenant under the lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant or Tenant's affiliates or outsource contractors in the ordinary course of Tenant's business are the primary occupants of the Premises, Tenant shall have the right and option to extend the Term of the lease for three (3) additional periods of twenty-four
(24) months each, exercisable by giving Landlord prior written notice, at least nine (9) months in advance of the Expiration Date or the first or second extended Expiration Date, as the case may be, of Tenant's election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and any assignee for whom Landlord's consent is not required under Section 18(a) and is non-transferable to any other assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party.

         (b) Such extension(s) shall be under the same terms and conditions as provided in the lease except as follows:

                  (i) the first additional period shall begin on the initial Expiration Date and thereafter the Expiration Date shall be deemed to be the date which is twenty-four (24) months after the initial Expiration Date;

                  (ii) the second additional period shall begin on the Expiration Date of the first additional period and thereafter the Expiration Date shall be deemed to be the date which is twenty-four (24) months after the Expiration Date of the first additional period;

                  (iii) the third additional period shall begin on the Expiration Date of the second additional period and thereafter the Expiration Date shall be deemed to be the date which is twenty-four (24) months after the Expiration Date of the second additional period;

                  (iv)     there shall be no further options to extend;

                  (v) The Minimum Annual Rent for each year of each additional term shall be equal to the greater of (i) the Minimum Annual Rent payable under the lease in the lease year immediately preceding the additional period, or (ii) 90% of the fair market rental value of the Premises and annual increases in fair market rental value (collectively, the "FMR") applicable at the time Tenant exercises such option (but in no event prior to nine (9) months before the additional period commences).

                  (vi) Unless Landlord accepts as Tenant's Minimum Annual Rent obligation for each year of the additional period an amount equal to the Minimum Annual Rent payable under the lease in the lease year immediately prior to the commencement of such additional period (the "Prior Rent Alternative"), within fifteen (15) days after Landlord receives notice of Tenant's exercise of this option to extend the Term, but in no event prior to nine (9) months before the commencement of each additional period, Landlord will give notice to Tenant (the "Rent Notice") of Landlord's opinion of the FMR and comparing the FMR to the Minimum Annual Rent payable under the lease in the immediately preceding lease year and specifically advising Tenant that if Tenant does not object thereto in writing within thirty (30) days thereafter, the FMR shall be deemed accepted as the Minimum Annual Rent due for each lease year of the additional period. If Tenant does not respond to the Rent Notice within thirty (30) days after receiving it, Landlord's opinion of the FMR shall be deemed accepted as the Minimum Annual

Rent due for each lease year of the additional period. If, during such thirty
(30) day period, Tenant gives Landlord notice that Tenant contests Landlord's determination of FMR (an "Objection Notice"), which notice must contain therein Tenant's opinion of the FMR, the parties will attempt to arrive at a mutually agreeable Minimum Annual Rent for each lease year of the additional period, which, in no event, shall be less than the Prior Rent Alternative. If the parties come to an agreement, they will execute an amendment to the lease establishing the Minimum Annual Rent for each lease year of the additional period. If the parties fail to come to an agreement, the Minimum Annual Rent for each lease year of the additional period shall be determined as set forth in subsection (vii) below.

                  (vii) For purposes of this Section 31, if Landlord does not accept the Prior Rent Alternative as the Minimum Annual Rent for the additional period and if Landlord and Tenant cannot agree as to the Minimum Annual Rent for each lease year of the additional period within thirty (30) days after Landlord's receipt of the Objection Notice, the FMR shall be determined by appraisal. Within ten (10) days after the expiration of such thirty (30) day period, Landlord and Tenant shall give written notice to the other setting forth the name and address of an appraiser designated by the party giving notice. All appraisers selected shall be members of the American Institute of Real Estate Appraisers and shall have had at least ten (10) years continuous experience in the business of appraising office buildings in the greater Philadelphia, Pennsylvania area. If either party shall fail to give notice of such designation within the time period provided, then the party who has designated its appraiser (the "Designating Party") shall notify the other party (the "Non-Designating Party") in writing that the Non-Designating Party has an additional ten (10) days to give notice of its designation, otherwise the appraiser, if any, designated by the Designating Party shall conclusively determine the FMR. If two appraisers have been designated, such appraisers shall attempt to agree upon the FMR. If the two appraisers do not agree on the FMR within twenty (20) days of their designation, the two appraisers shall designate a third appraiser. If the two appraisers shall fail to agree upon the identity of a third appraiser within five (5) business days following the end of such twenty (20) day period, then either Landlord or Tenant may apply to the American Arbitration Association, or any successor thereto having jurisdiction, for the settlement of the dispute as to the designation of the third appraiser and the American Arbitration Association shall designate a third appraiser in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. The three appraisers shall conduct such hearings as they may deem appropriate, shall make their determination of the FMR in writing and shall give notice to Landlord and Tenant of such determination within twenty (20) days after the appointment of the third appraiser. If the three appraisers cannot agree upon the FMR, each appraiser shall submit in writing to Landlord and Tenant the FMR as determined by such appraiser. The FMR for the purposes of this paragraph shall be equal to the arithmetic average of the two closest FMR submitted by the appraisers. Each party shall pay its own fees and expenses in connection with any appraiser selected by such party under this paragraph, and the parties shall share equally all other expenses and fees of the arbitration, including the fees and expenses charged by the third appraiser. The FMR determined in accordance with the provisions of this Section shall be final and binding upon Landlord and Tenant.

32. Guaranty. To induce Landlord to execute this lease, Advanta Corp., a Delaware corporation ("Guarantor"), shall deliver to Landlord, in the form attached hereto as Exhibit "H", its guaranty of Tenant's obligations under this lease (the "Guaranty"). If Guarantor fails to deliver such guaranty to Landlord, simultaneously with delivery of this lease to Landlord as executed by Tenant, Landlord shall have no obligation to enter into this lease and Tenant shall have no rights or interests in the Premises or under this lease. It shall be an event of default under this lease if any of the events enumerated in Section 23(a)(iv) of this lease shall happen to Guarantor or any other guarantor of Tenant's obligations under this lease.

33. Generator. Tenant shall have the right to install, maintain and repair a generator (the "Generator") on the Property at the location shown as "Generator Location" on Exhibit "A" attached hereto under and subject to the following conditions:

         (a) Tenant shall comply with all Laws and Requirements and shall obtain, and deliver to Landlord written evidence of, any approval(s) required thereunder and copies of all permits and approvals therefor.

         (b) Tenant shall obtain Landlord's prior approval of the specifications for the Generator, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall enclose the Generator and concrete pad on which it will be located with screening reasonably satisfactory to Landlord and otherwise in a manner reasonably satisfactory to Landlord. Tenant shall pay all costs incurred by Landlord in connection with the Generator, including without limitation, all architectural, engineering, contractors' and legal fees, such fees not to exceed $1,000 unless due to unusual circumstances.

         (c) Tenant shall comply with the provisions of Sections 9(b)(i) through (iv) of the Lease.

         (d) At least 3 business days prior to installation or removal, Tenant shall notify Landlord of the date and time of the installation or removal. Tenant shall install or remove the Generator only if Landlord has had the opportunity to be present with Tenant at the installation or removal as set forth in the preceding sentence.

         (e) Tenant shall maintain the Generator in a safe, good and orderly condition. The installation, maintenance, repair and removal of the Generator shall be performed at Tenant's sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, any portion of the Property.

         (f) No later than the expiration or sooner termination of the Term, at Tenant's sole expense, Tenant shall remove the Generator and repair any resulting damage, including without limitation, damage to landscaping or paving. Tenant shall comply with all Laws and Requirements in connection with the removal of the Generator and shall deliver to Landlord copies of all required permits and approvals in connection with such removal.

         (g) Tenant's indemnification of Landlord pursuant to Section 15 of the Lease also applies to the Generator and Tenant's use of any portion of the Property therefor. Without limiting the foregoing, Tenant solely shall be responsible for any damages or injury to persons or property, including the Property, caused by or in any way relating to the Generator, except to the extent such damages or injury are caused by the negligence of Landlord or its Agents.

34. Furniture. Landlord represents and warrants to Tenant that Landlord is the owner of the furniture listed on Exhibit "I" attached hereto (the "Furniture") which is located in the Premises, free and clear of any claim thereto by VerticalNet, Inc., the prior tenant of the Premises ("Prior Tenant"). The lease of the Premises includes the right of Tenant to use the Furniture. The Furniture will be accepted by Tenant in its "as is" "where is" condition and without representation or warranty, express or implied, as to its condition, merchantability or fitness for a particular purpose. Tenant shall comply with all Laws and Requirements in connection with the installation and use of the Furniture in the Premises. During the Term, Tenant shall maintain the Furniture in its present condition, reasonable wear and tear excepted, and upon the expiration or earlier termination of this lease shall surrender the Furniture to Landlord in such condition, subject to Tenant's right (a) to move and reconfigure the Furniture within the Premises, (b) to dispose of broken Furniture, and (c) to cause Landlord, upon 30 days' prior written notice to Landlord, to remove some or all of the Furniture from the Premises.

35. Parking. Tenant shall have the exclusive right to use all of the parking spaces on the Property. There are presently approximately 534 parking spaces on the Property. Subject to Tenant's compliance with all Laws and Requirements, Tenant shall have the right, at its sole cost and expense, to expand the parking lot(s) appurtenant to the Property in accordance with the Parking Area Expansion Plan attached hereto as Exhibit "J".

36. Brokers. The parties agree that they have dealt with no brokers in connection with this lease, except for Trinity Capital Advisors, LLC, whose commission shall be paid by Landlord pursuant to separate agreement. Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Premises and this lease from any other real estate brokers or agents with whom they may have dealt.

37. Additional Provisions Relating to Premises. The Premises consists of approximately 12,935 rentable square feet of office space on the first floor of the Building and approximately 71,628 rentable square feet of office space on the second floor of the Building (collectively, the "Office Portion") and approximately 25,437 rentable square feet of warehouse space on the second floor of the Premises (the "Warehouse Portion").

38.      Additional Provisions Relating to Use; Compliance.

         (a) The first sentence of subsection 4(a) is deleted and the following is substituted therefor:

                  "Landlord represents to Tenant that the Property is zoned BC (Business Campus District). Tenant has been given the opportunity to examine the Zoning Code of Horsham Township and has satisfied itself that the Zoning Code will permit use of the Property for the Use. Tenant shall occupy and use the Office Portion for and only for general office purposes and uses incidental or accessory thereto and the Warehouse Portion for and only for general office or warehouse purposes and uses incidental or accessory thereto and in such a manner as is lawful and will not create any nuisance or otherwise interfere with the exercise of Landlord's rights or the performance of Landlord's obligations under this lease."

         (b) It is agreed that Tenant's compliance obligations under subsection 4(b) shall not include any duty imposed upon Landlord or Tenant by Laws and Requirements which is mandated for office buildings, generally, and the need for which does not arise out of Tenant's particular manner of use of the Property or Tenant's alteration of or installations in or upon the Property. Landlord represents that, to the best of its knowledge, the Property complies with all ADA requirements existing on the date of this lease, except any such requirements applicable to Tenant's particular use or manner of use of the Premises. If the Property does not so comply, such compliance shall be at Landlord's sole cost and expense.

         (c) It is agreed that Tenant's responsibilities pursuant to subsection 4(c) shall be limited to Restricted Activities performed by or on behalf of Tenant. Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, partners and employees, from and against all claims, damages or losses (including, without limitation, cleanup costs, penalties, fines and reasonable counsel, engineering and other professional or expert fees and costs) arising from Restricted Activities by Tenant or its Agents. Landlord shall indemnify, defend and hold harmless Tenant, its directors, officers, partners and employees, from and against all claims, damages or losses (including, without limitation, cleanup costs, penalties, fines and reasonable counsel, engineering and other professional or expert fees and costs) arising from any Restricted Activities which occurred on the Premises prior to the date of this lease and any Restricted Activities by Landlord or its Agents.

         (d) On the third (3rd) line of subsection 4(d), delete "5 days after first learning thereof" and substitute therefor "5 business days after an officer of Tenant first learns thereof".

39.      Additional Provisions Relating to Operation of Property; Payment of
Expenses.

         (a) Section 7(a)(ii) is deleted in its entirety and the following is substituted therefor:

                  "(ii)    Notwithstanding anything to the contrary herein
contained, Tenant's Proportionate Share of operating expenses for calendar year 2003 (the "Base Year") is included in Tenant's Minimum Annual Rent and there shall be no reconciliation of operating expenses for calendar year 2003, except for snow removal expenses incurred by Landlord on and after the Commencement Date in excess of $0.10 per rentable square foot. For every calendar year thereafter, Tenant shall pay to Landlord the amount by which (A) Tenant's Proportionate Share of (1) operating expenses for such year plus (2) snow removal expenses in excess of $0.20 per rentable square foot, exceeds Tenant's Proportionate Share of operating expenses for the Base Year on an annualized basis (the "Base Year Operating Expenses"). By April 30, 2004, Landlord shall provide Tenant with a statement of Base Year Operating Expenses. Commencing on the first day after the Base Year, Landlord may require Tenant to pay estimated Annual Operating Expenses pursuant to Section 1(d)(ii) and thereafter adjust from time to time the amount thereof if the estimated Annual Operating Expenses increase above Base Year Operating Expenses and Landlord may also invoice Tenant separately from time to time for Tenant's Proportionate Share of any extraordinary or unanticipated operating expenses, rather than waiting until the year-end reconciliation. By April 30, 2005 and by April 30 of each year thereafter (and as soon as practical after the expiration or termination of this lease or, at Landlord's option, after a sale of the Property), Landlord shall provide Tenant with a statement of the operating expenses for the preceding calendar year or part thereof, the Base Year

Operating Expenses and the estimated Annual Operating Expenses paid by Tenant hereunder for such calendar year. Within 30 days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant shall have the right to inspect the books and records used by Landlord in calculating the annual operating costs within 1 year of receipt of the statement during regular business hours after having given Landlord at least 48 hours prior written notice; provided, however, that Tenant shall make all payments of additional rent without delay, and that Tenant's obligation to pay such additional rent shall not be contingent on any such right. Tenant shall have the right to make any payment required pursuant to this subsection 7(a)(ii) "under protest" and, if Tenant makes payment of such sums under protest, such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for the recovery of such sum. Notwithstanding the foregoing to the contrary, if such suit is not commenced within six (6) months after the payment under protest has been made, the cause of action shall be deemed wholly lost. If Tenant commences such suit within the required time period, and it shall be adjudged that there was no legal obligation on the part of Tenant to pay such sum or any part thereof, Tenant shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease."

         (b) Notwithstanding any provision of subsection 7(a) to the contrary, it is agreed that the following categories of expense shall not be included in Annual Operating Expenses:

                  (i) Depreciation and amortization of the Building and the Property;

                  (ii) Salaries and benefits of officers of Landlord or of any affiliates of Landlord, or of any management personnel above the level of Senior Property Manager, except for "Tenant Services";

                  (iii) Debt service payments on any indebtedness applicable to the Building or the Property, including any mortgage debt or ground rents payable under any ground lease;

                  (iv) Fines and penalties incurred by Landlord, except to the extent caused by Tenant;

                  (v) Tort claims and expenses of the investigation and defense thereof;

                  (vi) Amounts in excess of fair market rates in respect of any transaction with, or provision of any item or service by, Landlord or any affiliate of Landlord;

                  (vii) Management fees in excess of five percent (5%) of the sum of Minimum Annual Rent and Additional Rent;

                  (viii) Costs associated with withdrawal from a "multi-employer plan";

                  (ix) Any improvements required under the lease to the extent to be performed hereunder at Landlord's cost;

                  (x) The cost of acquisition of the Property or construction or renovation of the Building;

                  (xi) Costs associated with the refinancing of any of Landlord's debt;

                  (xii) Reserves for future expenditures or liabilities which would be incurred subsequent to the then current lease years;

                  (xiii) Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

                  (xiv) Except as otherwise expressly provided in this lease, any and all legal and other fees, audit fees, inspection fees, appraisal fees, leasing commissions, advertising expenses, promotional costs, and other costs incurred in connection with the acquisition, development, leasing, and ownership of the Property;

                  (xv) Except to the extent that such fall within the scope of subsection 7(d)(iii) and except for the payment of Landlord's commercially reasonable deductible (currently $50,000), the costs of repairing or restoring any portion of the Building and the Property damaged or destroyed by any casualty or peril, whether insured or uninsured, and costs of restoration following a taking by condemnation or eminent domain;

                  (xvi) Costs associated with the clean up, remediation, and removal of any hazardous wastes or substances and all other costs of causing the Property to comply with applicable Laws and Requirements except as otherwise expressly set forth in this lease;

                  (xvii) The additional premium charged for rent insurance for coverage in excess of twelve (12) months, unless such longer coverage period is then considered reasonable by industry standards;

                  (xviii) Administrative and overhead expenses (other than as part of "Tenant Services"); and

                  (xix) Costs associated with causing the Property to comply with applicable laws, codes, regulations or ordinances, to the extent the Property was not in compliance (or if not in compliance properly "grandfathered" such that no alteration, modification, addition, improvement, replacement or other action was required or would thereafter be required in order to effect compliance) as of the date of this lease.

                  Furthermore, the provisions of subsection 7(a) notwithstanding, annual operating costs shall not include the annual amortization (or any other measure of cost) of building improvements made by the Landlord for the purpose of reducing operating expenses except to the extent such improvements actually reduce operating expenses.

                  Anything in this Article 7 contained to the contrary notwithstanding, any and all expenditures incurred by Landlord and passed through to Tenant shall be incurred in a commercially reasonable manner consistent with the operation, maintenance and management of other first class office properties in the suburban Philadelphia office market.

         (c) In computing Tenant's obligations on account of Annual Operating Expenses, Tenant shall be entitled to a credit for the following:

                  (i) Net recoveries by Landlord from any third party as a result of any act, omission, default, or negligence of such third parties, or as a result of a breach or default by such parties under the provisions of applicable agreements which have caused Landlord to incur such costs and expenses; but only to the extent that such recoveries are of money which has been charged to Tenant as part of Annual Operating Expenses;

                  (ii) Recoveries by Landlord from insurance policies, to the extent that the proceeds thereof reimburse Landlord for costs and expenses which were, in fact, included in Tenant's Annual Operating Expenses.

         (d) The following additional clause is added at the end of subsection 7(b)(i): "and, in each such instance, only to the extent that the same would be payable if the Property were the only property owned by Landlord."

         (e) Impositions. The following provisions are hereby inserted at the end of subsection 7(b):

                  For the purposes of this subsection 7(b), Tenant's Proportionate Share of a municipal assessment (but not a real estate tax) shall only include those installments thereof becoming due during the Term. If any assessments may be paid in installments over a period of years, such assessments shall, for the purposes of subsection 7(b), be deemed to be payable over the longest number of years permitted by the assessing authority, and only the installments coming due during the Term, together with any interest or carrying charges due, will be included within the Impositions payable by Tenant. With regard to real estate taxes, Landlord agrees to take advantage of opportunities to pay such taxes during the discount period.

                  Any provision of this subsection 7(b) to the contrary notwithstanding, Tenant's obligation hereunder shall not include any franchise, estate, succession, or inheritance taxes, nor any penalties imposed for late payment of any real estate tax, assessment or other Imposition (except for penalties on taxes which Landlord has not paid as a result of a bona fide contest or for which it has not received payment from Tenant) and shall in no event include any real estate tax or assessment attributable solely to a period occurring prior to the Commencement Date.

                  Provided Tenant then leases more than 75% of the Building and provided Tenant is not then in default under this Lease beyond applicable notice and/or cure periods, Tenant shall have the right to require Landlord, at Tenant's sole cost and expense, to contest or appeal the real estate taxes and tax assessments relating to the Property. In lieu thereof, Landlord may authorize Tenant to prosecute such appeal or contest, provided that Tenant shall provide to Landlord for its reasonable review and approval prior to filing any applications, affidavits and like supporting documentation required in connection with such effort, Landlord shall have reasonably approved such contest or appeal and Tenant shall consult with Landlord as requested in connection with such process, and if undertaken, such contest or appeal shall be prosecuted with diligence and in good faith and at Tenant's sole cost and expense. Landlord shall reasonably cooperate with Tenant (including signing applications, affidavits and the like, if so requested) subject to and in accordance with the conditions set forth in this paragraph. Tenant acknowledges and agrees that Landlord's "reasonable review and approval", as such term is used herein, shall mean and refer to Landlord's good faith consideration of the reasonableness of Tenant's proposed contest or appeal, and the accuracy of information set forth in such documentation as shall have been prepared by Tenant and submitted to Landlord for its review.

                  In no event shall impositions include fees, charges or assessments in connection with the initial construction or development of the Property or Landlord's redevelopment thereof, including, without limitation, development fees, tap-in fees or other initial assessments or payments due and payable to the local municipality or to a governmental or quasi-governmental agency or authority in connection with the initial planning, approval or development of the Property. The foregoing notwithstanding, Tenant acknowledges and agrees that the Impositions for which Tenant is responsible hereunder shall include real estate taxes which shall be levied based upon Montgomery County's assessment of the Property as improved with the Buildings and other improvements contemplated in this Lease.

                  Upon Tenant's request, Landlord shall provide to Tenant copies of real estate tax bills and any correspondence received by Landlord regarding real estate taxes and assessments with respect to the Property.

         (f) In subsection 7(c)(ii), in the sixth and seventh lines thereof, the phrase "as insured parties" is replaced with the phrase "as additional insureds." In the seventh line thereof, after the word "Premises," add "only, as expressly distinguished, for purposes hereof, from the balance of the Property."

                  In subsection 7(c)(ii), the following amendments are hereby made to the requirements regarding Tenant's liability insurance:

                  In the ninth line of the printed form paragraph 7(c)(ii), at the end of the printed line, after the word "issued in form," add "reasonably".

                  Notwithstanding anything to the contrary contained in Section 7(c)(ii), so long as (i) Advanta Shared Services Corp. or an affiliate of Advanta Shared Services Corp. or Advanta Corp. is the tenant under this lease and (ii) Advanta Corp. is the Guarantor, (A) Tenant may self-insure its obligations hereunder, provided that the net worth of Tenant or Guarantor is not less than $100,000,000, and (B) any insurance required to be carried by Tenant pursuant to Section 7(c)(ii) may be carried under a blanket policy of insurance covering other locations of Advanta Corp. or its affiliates, provided, however, such blanket policy shall provide that an amount not less than the aggregate amount of insurance required to be carried by Tenant pursuant to Section 7(c)(ii) shall apply separately to the Property notwithstanding the aggregate limit of the blanket policy.

                  Landlord, as an operating expense, shall keep in effect comprehensive general public liability insurance with respect to the Property, including contractual liability insurance, which insurance shall provide combined single limit per occurrence coverage of not less than Two Million Dollars ($2,000,000) for property damage and bodily injury or death to one or more persons, with endorsements for contractual liability. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the Commonwealth of Pennsylvania, and which has, at all times during the Term, a rating of not less than A VII in the most current edition of Best's Insurance Reports. Landlord shall deliver to Tenant on or before the Commencement Date and subsequently upon request by Tenant from time to time, but not more often than once every twelve (12) months, current certificates of insurance evidencing the aforesaid comprehensive general public liability insurance coverage, the property and casualty insurance coverage required of Landlord under Section 7(c) of the Lease, and the waiver of subrogation or other policy provision required by subsection 7(c)(iii).

                  In the event that Landlord shall request that Tenant increase its limits of insurance as provided in Paragraph 7(c)(ii) of the Lease, Tenant agrees to do so provided that the increased limits requested by Landlord are consistent with limits of insurance then being required of tenants of other first class office properties in the suburban Philadelphia office market, and further, that Landlord shall likewise increase the limits of insurance it is then carrying to such levels as are then being required of Tenant by Landlord.

         (g) In subsection 7(d)(ii), it is agreed that the written notice required may be given by telefacsimile transmission addressed to Landlord's property manager. Also with regard to such subsection, it is agreed that Landlord will at all times maintain the Common Areas (including parking areas) of the Property consistent with the standards generally observed at other first class office buildings in the suburban Philadelphia office market. Also with regard to such subsection, it is agreed that Landlord will make no alterations to the Common Areas (except in the event of an emergency or if required by Laws and Requirements) which will result in material interference with Tenant's ability to use the Premises for the normal operation of its business, twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

         (h) With regard to subsection 7(d)(iii), it is agreed that the phrase "Tenant's use, occupancy" shall be limited to the use or occupancy of the Office Portion for other than normal business office use and the Warehouse Portion for normal warehouse use, and is not intended to create additional responsibility on the part of Tenant for repairs or replacements that would have been necessary solely as a result of Tenant's use of the Office Portion for normal business office purposes and the Warehouse Portion for normal warehouse purposes.

         (i) Notwithstanding the provisions of subsection 7(e)(i) to the contrary, it is agreed that Tenant may use the Premises and the Property twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

         (j) Subsection 7(e)(ii) is hereby deleted in its entirety and replaced with the following:

                  "(ii)    Electric service to the Property (including the
Premises and the Common Areas) is separately metered and shall be paid by Tenant directly to the utility company providing such service commencing on the Commencement Date and continuing throughout the Term. Water and sewer service to the Property shall be an operating expense of the Property as to which Tenant shall pay Tenant's Proportionate Share. If, as a result of any cause within Landlord's reasonable control (except for damage by fire or other casualty, which is dealt with elsewhere in this Lease), utility service to the Premises is interrupted resulting in a portion of the Premises being rendered untenantable (such untenantability to be determined without consideration of the operation of Tenant's generator) for a period of in excess of three (3) consecutive business days, commencing on the fourth consecutive day of such untenantability, Tenant's obligations to pay Rent shall abate in proportion to that portion of the Premises so rendered untenantable. Such abatement shall continue until the day on which Landlord has cured the untenantability."

         (k) With respect to subsection 7(f), it is agreed and understood that as part of Annual Operating Expenses Landlord shall only be required to provide trash removal and janitorial services to the Office Portion; provided, however, if the trash from the Office Portion is stored in the Warehouse Portion, Landlord shall remove the Office Portion trash from the Warehouse Portion as part of the services provided for in Exhibit "D". To the extent that Tenant desires Landlord to provide such services to the Warehouse Portion or to the extent Tenant desires a higher level of services than provided for in Exhibit "D", Tenant may provide for same at Tenant's sole expense or may request Landlord to provide same as part of Annual Operating Expenses in which event Annual Operating Expenses will be increased accordingly; provided, however, if Landlord is required to provide such services in the Base Year, the Minimum Annual Rent payable hereunder in each lease year shall be increased by the agreed-upon cost of such services during the Base Year.

40. Additional Provisions Relating to Signs. Landlord, at Landlord's expense, will place Tenant's name and logo on the existing monument sign on Dresher Road as shown on Exhibit "K" attached hereto. Landlord will permit Tenant to install, at Tenant's sole cost and expense, an identification sign (including Tenant's name and logo) on the two story section of the Building in the form shown and described on Exhibit "L" attached hereto, provided Tenant obtains all required approvals under the Laws and Requirements. In addition to Tenant's obligations set forth in Section 8 as to removal of signs and the repair of any damage caused by the installation, existence or removal thereof, Tenant shall restore the wall to which such exterior sign is affixed to substantially the condition existing prior to the installation of such sign which may include repairing of the wall to create uniformity of color.

41.      Additional Provisions Relating to Alterations and Fixtures.

         (a) With respect to subsection 9(a), Tenant shall have the right, without Landlord's consent, to finance and to secure trade fixtures, furnishings, equipment, machinery, signs and other personal property (excluding physical alterations and leasehold improvements to the Building). If Tenant shall acquire trade fixtures, equipment, machinery or other goods and effects subject to a purchase money security interest, or shall lease any of the same, or if any institutional lender provides Tenant with financing, the proceeds of which are intended to enable Tenant to use and occupy the Premises or to operate Tenant's business thereon, and such financing is secured in whole or in part by a lien on or security interest in such goods, equipment, machinery or fixtures, Landlord shall, upon request from Tenant, execute a subordination of any right it may have to distrain upon or secure a lien against such goods, equipment, machinery or fixtures for Tenant's failure to pay minimum rent or any additional rent or any other event of default under the terms, covenants, conditions and provisions of this lease, in substantially the form attached hereto as Exhibit "M".

         (b) In the first sentence of subsection 9(b), the amount "$5,000.00 in the aggregate" is hereby replaced with the amount "$50,000.00 per lease year."

         (c) In subsection 9(b), in the second sentence thereof, the word "reasonable" is inserted before the word "costs."

         (d) In subsection 9(b), Tenant shall not be required to have plans prepared by an architect or engineer in connection with any proposed alterations or improvements for which professionally prepared plans are not required in order to obtain the necessary governmental permits and/or approvals. In such cases, Landlord will accept accurately prepared plans prepared by Tenant's personnel or contractors.

         (e) In subsection 9(b), with regard to alterations to the Premises which require Landlord's approval, Landlord agrees that it will not unreasonably withhold, delay or condition its approval, provided such alterations will not, in Landlord's reasonable opinion, adversely impact the structure of the Building or the operating systems of the Building. Otherwise, Landlord may withhold its approval in its complete discretion.

                  In the event Landlord fails to respond to a written request for approval within 10 business days after receipt thereof, Tenant shall send Landlord a second written request therefor which shall state that if no objection is made by Landlord within 5 business days after receipt thereof, such request shall be deemed approved by Landlord. If Landlord fails to respond within such 5 business day period, Landlord shall be deemed to have approved such request.

         (f) With regard to subsection 9(b), it is agreed that Tenant shall not be required to obtain Landlord's approval with regard to the painting or wallpapering of interior wall surfaces within the Premises, provided that Tenant notifies Landlord in writing prior to performing any such work and any such painting or wallpapering can be covered with one (1) coat of primer and one (1) coat of white paint, without additional sealing or painting.

42.      Additional Provisions Relating to Mechanics' Liens.

                  In Section 10, in the fourth line thereof, the phrase "within 5 days after Tenant has notice" is hereby replaced with the phrase "within 30 days after Tenant has received written notice."

43. Additional Provisions Relating Landlord's Right to Relocate Tenant; Right of Entry.

         (a)      Subsection 11(a) is deleted in its entirety.

         (b) With regard to subsection 11(b), in the third line thereof, the time period of 12 months" is hereby changed to "9 months".

         (c) With regard to subsection 11(b), it is agreed that Landlord's right to exhibit the Premises for the purpose of sale or mortgage or for the purpose of leasing to a prospective tenant shall be restricted to normal business hours; and, with respect to any entry by Landlord (except in the case of an emergency), Tenant shall have the right to have its personnel accompany

Landlord and any prospective mortgagee, purchaser, or tenant while on the Premises for such purpose.

44.      Additional Provisions Relating to Damage by Fire or Other Casualty.

         (a) In subsection 12(a), in the second line thereof, after the phrase "shall repair such damage and restore the Premises," the following phrase is hereby inserted: "at its own cost and expense (except for payment as an operating expense of Tenant's proportionate share of Landlord's commercially reasonable deductible [currently $50,000] and such other amounts if the provisions of subsection 7(d)(iii) are applicable)".

         (b) The last sentence of subsection 12(a) is deleted and replaced with the following:

                  If a casualty occurs during the last 12 months of the Term, as the same may have been extended, Landlord will give notice to Tenant if, in Landlord's reasonable opinion, the restoration of the damage will not be substantially completed prior to that period of time which is 1/2 of the time interval elapsing between the date of the casualty and the end of the Term. If Landlord gives such notice to Tenant, and, within 10 days thereafter, Landlord does not receive notice from Tenant that Tenant releases Landlord from any obligation to restore the damage, Landlord may cancel this Lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

         (c) Notwithstanding any provision of subsection 12(a) to the contrary, if the Premises are damaged or destroyed by fire or other casualty and the restoration of such damage has not been substantially completed on or before 365 days after it has occurred, Tenant shall have the right to terminate this Lease effective 60 days after giving written notice of such termination to Landlord; provided that if Landlord substantially completes the restoration within such 60 day period, Tenant's notice of termination shall be null and void.

         (d) In subsection 12(b), the last sentence is hereby deleted and the following sentence is substituted therefor:

                  "Tenant will receive an abatement of its minimum annual rent and operating expenses to the extent and for so long as the Premises are rendered untenantable, in whole or in part, for the normal conduct of Tenant's business and to the extent not, in fact, used for the conduct of Tenant's business."

45.      Additional Provisions Relating to Condemnation.

         (a) In subsection 13(a)(ii), after the phrase "the reasonable operation of Tenant's business," the following phrase is hereby inserted: "in Tenant's reasonable opinion."

         (b) In subsection 13(a)(iii), on the fourth (4th) line after "Property", add "or in the event access to the Property is taken, or in the event a material portion of the parking area of the Property is taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business".

         (c) In the event of a partial taking, if Landlord's work of restoring of the Premises results in a portion of the Premises being rendered untenantable, Tenant's obligations to pay Rent shall abate in proportion to that portion of the Premises which is so rendered untenantable. The amount of such abatement shall be adjusted to reflect that portion of the Premises rendered so untenantable from time-to-time.

         (d) With regard to subsection 13(c), in addition to having the right to make a claim against a condemnor for moving expenses and business dislocation damages, Tenant shall have the right to make a claim against a condemnor for any alterations to the Premises made by Tenant at Tenant's expense, to the extent that Tenant loses the value of such alterations for the balance of the Term.

46. Additional Provisions Relating to Non-Abatement of Rent. In Section 14, in the first line thereof, after the phrase "expressly provided," the following phrase is hereby inserted: "as to interruption of utility services by Landlord in subsection 7(e)(ii).......".

47. Landlord's Indemnification of Tenant. Subject to Sections 7(c)(iii) and 16, Landlord will protect, indemnify, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability, and expense (including fees of attorneys, investigators, and experts) in connection with loss of life, personal injury, or damage to property caused to any person in or about the Property (other than the Premises) occasioned wholly or in part by the negligence of Landlord or its Agents, except to the extent such loss, injury, or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord's obligations pursuant to this Section shall survive the expiration or termination of this Lease. Nothing contained in this
Section 47 shall be construed to be in derogation of Tenant's obligation to maintain the liability insurance policy specified in subsection 7(c)(ii); nor in derogation of any rights which Landlord and Landlord's agent may have under such liability insurance policy.

48. Additional Provisions Relating to Waiver of Claims. In Section 16, add to the end of the Section "and such waiver by Tenant shall not be effective with respect to any liability of Landlord described in Section 38(c) of this Rider".

49.      Additional Provisions Relating to Assignment and Subletting.

         (a)      Notwithstanding any provision of Section 18 or this Rider
Section 49 to the contrary:

                  (i) Landlord's consent shall not be required with regard to an assignment of Tenant's rights under this lease to an assignee which is reputable and which will utilize the Premises only for permitted uses provided herein, provided that Tenant remains liable for its obligations under this lease after such assignment, and, both immediately before and immediately after the assignment, either Tenant or its assignee is as creditworthy as Tenant was on the date of this lease;

                  (ii) none of (A) a change in the ownership of the stock of Tenant, (B) the sale of all or substantially all of Tenant's assets; (C) a merger, consolidation or other business combination of, with or involving Tenant, or (D) any other corporate reorganization of Tenant (items (A) - (D) within this Subsection 49(a) being hereinafter referred to as "Corporate Transactions"; the purchaser of all or substantially all of Tenant's assets, or the surviving entity following any one or more of the remaining Corporate Transactions described herein, as assignee of this lease, being herein sometimes referred to as a "Corporate Assignee") shall require Landlord's prior approval, as long as Tenant's or the Corporate Assignee's creditworthiness after the Corporate Transaction equals or exceeds Tenant's creditworthiness as of the date of this lease and Tenant remains liable for its obligations under this lease after such assignment; and

                  (iii) Landlord's consent shall not be required with regard to an assignment of this lease or a sublease of the Premises to any entity controlled by, controlling or under common control with Tenant or Guarantor, provided that Tenant remains liable for its obligations under this lease and Guarantor remains liable for its obligations under the Guaranty after such assignment or sublease.

                  (iv) With respect to any assignment as to which Landlord's consent is not required hereunder, upon Tenant's request, Landlord shall agree in writing to recognize the assignee as the Tenant under this lease; provided however, that (A) Tenant acknowledges in writing that it remains liable for its obligations under this lease after such assignment, and (B) Guarantor acknowledges in writing that it remains liable for its obligations under the Guaranty after such assignment.

         (b) Nothing in this Lease shall limit or prohibit the initial public offering or subsequent trading of Tenant's or Guarantor's stock on a recognized securities exchange, or any change in stock ownership or control resulting therefrom.

         (c) Subsection 18(c)(i) is hereby amended to read in its entirety as follows:

                  (i) As a condition of the effectiveness of any Transfer, Tenant shall not be in default under this lease, or if in default, Tenant shall have cured such default, and no other default shall exist.

         (d) In subsection 18(c)(iii), in the first line thereof, after the phrase "form and substance," the word "reasonably" is inserted, and in the second line thereof, after the phrase "all Tenant's obligations," the following phrase is hereby inserted: "thereafter accruing."

         (e) In subsection 18(c)(iv), in the first line thereof, the word "for" is inserted before the phrase "Landlord's reasonable attorneys' fees."

50. Additional Provisions Relating to Subordination; Mortgagee's Rights. The first two sentences of subsection 19(a) are hereby deleted and the following are substituted therefor:

                  " Landlord represents and warrants to Tenant that the Premises is not subject to any mortgage or ground lease as of the date of this lease. This lease shall be subordinate to any first mortgage or other primary encumbrance hereafter affecting the Premises, subject to the express condition that so long as no Event of Default shall exist and remain uncured, Tenant's rights under this lease, including, but without limitation, Tenant's right of possession of the Premises, shall not be disturbed by the holder of such mortgage or by any purchaser upon foreclosure thereof. Although the subordination and non-disturbance is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination and non-disturbance and any further instruments of attornment in commercially reasonable form that may be desired by any such mortgagee or Landlord pursuant to a Non-Disturbance Agreement from such mortgagee or encumbrance holder in a commercially reasonably form. Upon request of Tenant, Landlord shall use reasonable efforts to obtain a non-disturbance agreement from the holder of any first mortgage or ground lease affecting the Premises."

51.      Additional Provisions Relating to Recording; Tenant's Certificate.

         (a) Within ten (10) business days after Landlord's receipt of a written request therefor from Tenant, but in no event more frequently than two
(2) times in any lease year, Landlord agrees to execute and deliver to Tenant a written statement certifying, to the best of Landlord's knowledge, whether Tenant is or is not in default of any of its obligations under the lease. Landlord's certificate shall also confirm whether any late charges, interest or other unpaid sums have accrued to Tenant's account which remain unpaid up to the date of such certificate, and any such late charges, interest or other unpaid sums not so accrued and reported shall for all purposes be deemed waived by Landlord. Landlord shall not be deemed to be in default of its obligation to furnish such certificate within the aforesaid time period, unless Tenant has given Landlord a notice of noncompliance after such time period has expired and Landlord shall have failed to furnish such certificate on or before two (2) business days after Landlord's receipt of such notice of noncompliance.

         (b) In the second sentence of subsection 20(a), the phrase "10 days" is hereby deleted, and the phrase "10 business days" is inserted in lieu thereof. The last sentence of subsection 20(a) is deleted in its entirety.

         (c) With regard to subsection 20(b), it is agreed that such financial information to be furnished by Tenant shall (in the absence of a further agreement by Tenant) be limited to a verbal report from Tenant's Chief Financial Officer regarding EBITA (earnings before interest, taxes, depreciation and amortization), as well as an audited consolidated balance sheet of Tenant and Guarantor (or, if Tenant and Guarantor do not file consolidated reports, an audited, if available, or unaudited balance sheet of Tenant and Guarantor), each as of the end of Tenant's last fiscal year; except that, at any time that the shares of Tenant or Guarantor are listed on a nationally recognized stock exchange, such financial information shall consist, as the case may be, of Tenant's or Guarantor's most recent annual and quarterly reports as filed with the Securities and Exchange Commission. Landlord agrees that any financial information furnished by Tenant to Landlord which is not filed with a governmental agency shall be held as confidential and shall not be exhibited to anyone other than Landlord's mortgagee, prospective mortgagee, or prospective purchaser. If Landlord shares such information with any of the foregoing parties,

Landlord shall in any event first advise such parties in writing of the confidentiality of such information.

52.      Additional Provisions Relating to Surrender; Abandoned Property.

         (a) The following language is hereby added at the end of subsection 21(a): "and also excepting damage by fire or other casualty and any repairs and replacements required to be performed by Landlord under the terms of this Lease."

         (b) In subsection 21(c), in the first line thereof, prior to the phrase "shall continue to occupy," the following phrase is hereby inserted:
"without the prior written consent of Landlord."

         (c) In subsection 21(c), in the fourth line thereof, the word "double" is replaced with the phrase "one hundred seventy-five percent (175%) of'."

53.      Additional Provisions Relating to Curing Tenant's Defaults.

         (a) In Section 22, the paragraph caption "Curing Tenant's Defaults" is hereby deleted, and the caption "Curing Defaults" is hereby inserted in lieu thereof

         (b) In the third line of Section 22, after the word "after," insert "thirty (30) days prior written." In the case of an emergency, Landlord shall first attempt to contact Tenant by telephone before exercising self-help remedies.

         (c) In the second sentence of Section 22, after the word "any" in the third line of the paragraph, insert "reasonable,".

         (d)      The following additional paragraph is hereby added to Section
22:

                  "Without limitation of Tenant's rights and remedies under this lease, in the case of an emergency, then Tenant, without any obligation so to do, may elect to exercise the remedy of self-help to address and remedy such condition. Landlord shall reimburse Tenant upon demand for any reasonable sums paid or costs incurred by Tenant in remedying such condition, including interest thereon from the respective dates of Tenant's incurring such costs, which sums and costs together with interest shall be due and payable by Landlord to Tenant within ten (10) days next following invoicing therefor by Tenant. In the case of an emergency, Tenant shall first attempt to contact by telephone Landlord's property manager before exercising self-help remedies."

54.      Additional Provisions Relating to Defaults - Remedies.

         (a) Subsection 23(a)(iii) is hereby restated in its entirety as follows:

                  "(iii)   If Tenant abandons the Premises or if Tenant vacates
the Premises without having given Landlord at least thirty (30) days' prior notice and without having made adequate provisions for maintenance and security of the Premises; or".

         (b) In subsection 23(b)(ii), in the first line thereof, the phrase "by breaking open locked doors if necessary" is replaced by the phrase "pursuant to lawful process."

         (c) In subsection 23(c), the parties agree that Tenant shall be entitled to 30 days written notice of defaults consisting of something other than the failure to pay money.

         (d) In subsection 23(c)(i), the parties agree that Tenant shall be entitled to written notice and a grace period of two (2) business days from receipt within which to cure any purported default under Section 20(a).

         (e) Subsection 23(c)(ii) shall be limited to defaults consisting of the failure of Tenant to pay money due to Landlord.

         (f) In the subsection 23(c)(iii), the term "10 days" is hereby deleted in the first and second lines, and the term "30 days" is inserted in lieu thereof in each instance. At the end of Section 23(c)(iii), change the period to a comma and insert "within an additional period of time not to exceed 90 days."

         (g) Subsection 23(c)(iv) is deleted and the following is substituted therefor: "Any notice given by either party pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of such party's exercise of any available remedies under the terms of this lease."

         (h) The first three (3) sentences of subsection 23(d) are hereby restated in their entirety as follows:

                  "No waiver by either party of a breach by the other shall be a waiver of any subsequent breach, nor shall any forbearance by a party to seek a remedy for any breach by the other party be a waiver by such forbearing party of any rights and remedies with respect to such or any subsequent breach. Efforts by a party to mitigate the damages caused by the other party's default shall not constitute a waiver of the mitigating party's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity."

         (i) If Landlord accelerates Tenant's obligations under this lease pursuant to the provisions of subsection 23(b)(iii), payment from Tenant to Landlord of the accelerated obligations which would not have been due at the time of payment, but for Tenant's default and the resulting acceleration, shall be discounted to present values as of the date of such payment using the prime rate of interest (the "Prime Rate") as published in The Wall Street Journal (or any successor publication thereto) on the day before the date that payment is made, or, if The Wall Street Journal (or any successor publication thereto) is not published on the last mentioned date, using the prime rate of interest as published in the immediately preceding edition of The Wall Street Journal (or any successor publication thereto). Payments by Tenant shall first be applied to Landlord's reasonable out-of-pocket costs directly associated with Tenant's default and Landlord's acceleration; next to late charges previously accrued and unpaid; next to interest accrued; next to Tenant's obligation that would have been due from Tenant as of the date of payment had acceleration not occurred; and last to Tenant's obligations which would not have been due at the date of payment, but for the acceleration. The definition of "Term" as used in this Section 23(b)(iii) shall mean and include only the then current term hereof during which the default occurs, unless prior to such default occurring, Tenant shall have caused the Term hereof to be extended in accordance with the provisions of this Lease.

         (j) If Tenant defaults under the terms of this lease resulting in Landlord recovering possession of the Premises, then Landlord agrees to use reasonable efforts to relet the Premises in mitigation of Landlord's damages. Landlord shall have no obligation to relet the Premises or any portion thereof in preference to other space available for lease in the Building or in any other building owned by Landlord or its affiliates.

55. Landlord's Representation Regarding Authority. Landlord is a duly formed Pennsylvania limited partnership in good standing, and has full partnership power and authority to enter into this lease and has taken all partnership action necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation in accordance with its terms.

56.      Additional Provisions Relating to Liability of Landlord.

         (a) The first sentence of Section 25 is hereby restated in its entirety as follows:

                  "The word "Landlord" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities accruing after it acquires its interest in the Property and each of which shall have the same rights, remedies, powers, authorities, and privileges as it would have had if it originally signed this Lease as Landlord."

         (b) The following language is added at the end of the second sentence of Section 25:

                  "(provided, except in the event of a successor in interest to Landlord which acquired its interest by reason of an execution sale or a deed in lieu of foreclosure, Landlord's successor in interest, in writing, expressly assumes this Lease and agrees to perform all obligations thereafter accruing hereunder".

         (c)      The last clause of the third sentence is hereby amended to read "....Tenant shall look solely to the equity of Landlord in the Property and the rents, issues, profits and sales proceeds therefrom for the satisfaction of Tenant's claims".

57. Additional Provisions Relating to Interpretation; Definitions. In subsection 26(d), on the second (2nd) line, change 15%" to "12%".

58.      Additional Provisions Relating to Notices.

         (a) The following language is hereby deleted from the first sentence of Section 27: "except that after the Commencement Date Tenant's address shall be at the Premises,".

         (b) The following language is hereby added at the end of the first sentence of Section 27: "in writing upon not less than thirty (30) days' notice."

         (c) The last sentence of Section 27 is hereby restated in its entirety as follows:

                  The giving of notice by either party's attorneys, representatives, and agents under this Section shall be deemed to be the acts of such party; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

59.      Additional Provisions Relating to Tenant Estoppel Certificate.

         (a) In the first numbered paragraph of the Tenant Estoppel Certificate, the phrase "to Tenant's knowledge" is inserted before the phrase "the Lease is in full force and effect."

         (b) In the third numbered paragraph of the Tenant Estoppel Certificate, the following phrase is added at the end of the sentence: "to Tenant's knowledge."

         (c) In the sixth numbered paragraph of the Tenant Estoppel Certificate, in the penultimate line thereof, the phrase "to Tenant's knowledge" is inserted before the phrase "at the present time."

         (d) In the eighth numbered paragraph of the Tenant Estoppel Certificate, the phrase "to Tenant's knowledge" is inserted before the word "involuntary."

60.      Additional Provisions Relating to Building Rules.

         (a) In the event of any inconsistency between the Building Rules and the Lease (including the Rider to the Lease), the Lease shall prevail.

         (b) Notwithstanding any provision of Building Rule 6 to the contrary, it is agreed that Tenant shall have no obligation to spackle nail holes in walls or to repair a hole in the back of a door which resulted from the installation of a coat hook.

         (c) Notwithstanding the prohibition contained in Building Rule 7, it is agreed that Tenant may change locks on doors, provided that, at all times, Landlord is supplied with the means of access to all portions of the Premises.

         (d) The provisions of Building Rule 20 notwithstanding, Landlord agrees to use reasonable efforts to enforce the Building Rules in a reasonable, uniform and nondiscriminatory matter.

61. Representations and Warranties of Landlord. Landlord represents and warrants to Tenant as follows:

         (a) Landlord is the owner of the Property in fee simple and there are no outstanding leases with respect to the Property.

         (b) There are no covenants, easements or restrictions recorded against the Property which require approval by any third party as a condition to the installation of the Generator pursuant to Section 33 of this lease or the signs pursuant to Sections 8 and 40 of this lease.

         (c) There are currently no assessments payable for public improvements to the Property and Landlord has received no written notice that any such public improvements have been proposed by any governmental authority having jurisdiction over the Property.

                               CORPORATE GUARANTY

         THIS GUARANTY is made this 26th day of February, 2003, by ADVANTA CORP., a Delaware corporation, having a principal address at Welsh and McKean Roads, Spring House, PA 19477.

                                   BACKGROUND:

         A. LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord") with offices at 125 Witmer Road, Horsham, PA 19044, is about to enter into a certain lease (the "Lease") with ADVANTA SHARED SERVICES CORP., a Delaware corporation ("Tenant"), for space in Landlord's building located at 700 Dresher Road, Horsham, PA (the "Premises").

         B. Guarantor is the sole shareholder of Tenant and therefore benefits directly from the Lease.

         C. Landlord has agreed to grant, execute and deliver the Lease to Tenant in consideration, among other things, of the covenants and obligations made and assumed by Guarantor as herein set forth.

                                   AGREEMENT:

         In order to induce Landlord to execute the Lease and in further consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Landlord to Guarantor, intending to be legally bound hereby, Guarantor irrevocably and unconditionally agrees as follows:

         1. Guarantor hereby guarantees, upon receipt of written demand from Landlord, the full and prompt payment of all rent and additional rent and any and all other sums payable by Tenant under the Lease, and the due and punctual performance of all of Tenant's other obligations thereunder.

         2. Guarantor hereby guarantees, upon receipt of written demand from Landlord, the due and punctual payment in full of (a) any and all loss, damages or expenses payable by Tenant pursuant to the Lease, incurred by Landlord and arising out of any default by Tenant in performing any of its obligations under the Lease, including but not limited to, all attorneys' fees which Landlord incurs as the result of the default of Tenant, and (b) all costs and expenses, including attorney's fees, incurred by Landlord in the enforcement of this Guaranty.

         3. Landlord may, in its sole discretion, without notice to Guarantor and without in any way affecting or terminating any of Guarantor's obligations and liabilities hereunder, from time to time, (a) waive compliance with the terms of the Lease or any default thereunder; (b) modify or supplement any of the provisions of the Lease; (c) grant any extension or renewal of the terms of the Lease; (d) effect any release, compromise or settlement in connection therewith; (e) assign or otherwise transfer any or all of Landlord's interest in the Lease; or (f) accept or discharge any other person as a guarantor of any or all of the Tenant's obligations under the provisions of the Lease.

         4. Guarantor's obligations hereunder (a) shall be unconditional, irrespective of any circumstance which might otherwise constitute a discharge of a guarantor or Tenant at law or in equity; (b) shall be primary; (c) shall not be conditioned upon Landlord's pursuit of any remedy which it has against Tenant or any other person; and (d) shall survive and shall not be diminished, impaired or delayed in connection with (i) any bankruptcy, insolvency, reorganization, liquidation or similar proceeding relating to Tenant, its properties or creditors or (ii) any transfer, assignment or termination of Tenant's interest under the Lease.

         5. All rights and remedies of Landlord under this Guaranty, the Lease, or by law are separate and cumulative, and the exercise of one shall not limit or prejudice the exercise of any other such rights or remedies. Any waivers or consents by Guarantor as set forth in this Guaranty shall not be deemed exclusive of any additional waivers or consents by Guarantor which may exist in law or equity.

         6. Guarantor hereby waives trial by jury in any action brought by Landlord under or by virtue of this Guaranty. This covenant is made by Guarantor as a further inducement to Landlord to enter into the Lease.

         7. Guarantor agrees to deliver to Landlord a written instrument, duly executed and acknowledged, certifying (a) that this Guaranty is in full force and effect, (b) that, to the best of Guarantor's knowledge, Landlord is not in default in the performance of any of its obligations under the Lease, and
(c) any other fact or, to the best of Guarantor's knowledge, any other condition reasonably requested by Landlord or its assignees or by any mortgagee or prospective mortgagee or their assignees or by any purchaser of the property which is the subject of the Lease or any interest in such property including, but not limited to, stating that it is understood that such written instrument may be relied upon by any of the foregoing parties. The foregoing instrument shall be furnished within ten (10) days after receipt of Landlord's written request which may be made at any time and from time to time and shall be addressed to Landlord and any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.

         8. Guarantor, at any time and from time to time after Landlord's written request, agrees to promptly furnish to Landlord's mortgagee, prospective mortgagee, assignee or purchaser financial information available to the public through governmental filings by Guarantor as a public company and Guarantor's most recent Annual Report.

         9. In the event Guarantor pays any sum to or for the benefit of Landlord pursuant to this Guaranty, then until the full payment and performance of all obligations of Tenant under the Lease and Guarantor under this Guaranty, Guarantor shall have no right of contribution, indemnification, exoneration, reimbursement, subrogation or other right or remedy against or with respect to Tenant, any other guarantor, or any collateral, whether real, personal or mixed, securing the obligations of Tenant to Landlord, and Guarantor hereby waives and releases all and any such rights which it may now or hereafter have until the full payment and performance of all obligations due under the Lease and this Guaranty.

         10. This Guaranty shall be binding upon Guarantor, and Guarantor's heirs, administrators, executors, successors and assigns, and shall inure to the benefit of Landlord and its heirs, successors and assigns. Without limiting the generality of the preceding sentence, Guarantor specifically agrees that this Guaranty may be (a) freely assigned by Landlord and (b) enforced by Landlord's mortgagee.

         11. The liability of the Guarantor hereunder, if more than one, shall be joint and several. For purposes of this instrument the singular shall be deemed to include the plural, and the neuter shall be deemed to include the masculine and feminine, as the context may require.

         12. If any provision of this Guaranty is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Guaranty shall remain in full force and effect and shall be liberally construed in favor of Landlord in order to effect the provisions of this Guaranty.

         13. Guarantor agrees that this Guaranty shall be governed by and construed according to the laws of the State in which the Premises are located and that Guarantor is subject to the jurisdiction of the Court of the County or relevant political subdivision in which the Premises are located.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed, under seal, as of the day and year first above written.

                                              GUARANTOR:

                                              ADVANTA CORP.

Attest: /s/ Liane Browne                      By: /s/ Marcia M. Wilf
        ----------------                          --------------------
        Name: Liane Browne                        Name: Marcia M. Wilf
        Title: Asst. Secretary                    Title Vice President,
                                                        Corporate Administration

(CORPORATE SEAL)

COMMONWEALTH OF PENNSYLVANIA :
                             :        SS
COUNTY OF Montogmery :

         On this 26th day of February, 2003, before me, the subscriber, a notary public in and for the State and County aforesaid, personally appeared Marcia M. Wilf, who acknowledged himself/herself to be the Vice Pres Corp Admin of ADVANTA CORP., a Delaware corporation, and that s/he as such officer, being authorized to do so, executed the same for the purpose therein contained by signing the name of the corporation by himself/herself as such officer.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                               /s/ Patricia D. Kelly
                                               ---------------------
                                               Notary Public

My Commission Expires:
                                               (Notarial Seal)